EXHIBIT 21

Subsidiaries of Cabot Corporation

Subsidiary	State/Jurisdiction of Incorporation
Cabot Argentina S.A.I.C.	Argentina

Cabot Specialty Fluids S.A.	Argentina

Cabot Australasia Pty. Ltd.	Australia

Cabot Australasia Investments Pty. Ltd.	Australia

Cabot Plastics Belgium S.A.	Belgium

Specialty Chemicals Coordination Center, S.A.	Belgium

Cabot (Bermuda) Ltd.	Bermuda

Cabot Brasil Industria e Comércio Ltda.	Brazil

Tantalum Mining Corporation of Canada Ltd.	Manitoba, Canada

Coltan Mines Limited	Manitoba, Canada

Cabot Finance N.B. LP	New Brunswick, Canada

Cabot Canada Ltd.	Ontario, Canada

Cabot Plastics Hong Kong Limited	China

Shanghai Cabot Chemical Company Ltd.	China

Cabot Trading (Shanghai) Company Ltd.	China

Cabot (China) Limited	China

Cabot Bluestar Chemical (Jiangxi) Co., Ltd.	China

Cabot Chemical (Tianjin) Co., Ltd.	China

Cabot Performance Products (Tianjin) Co., Ltd.	China

Cabot Bluestar Chemical (Tianjin) Co., Ltd.	China

Cabot Colombiana S.A.	Colombia

CS Cabot spol, s.r.o.	Czech Republic

Cabot France S.A.S.	France

Cabot Carbone S.A.S.	France

Cabot Europa G.I.E.	France

Cabot GmbH	Germany

Cabot Holdings I GmbH	Germany

Cabot Holdings II GmbH	Germany

Cabot Nanogel GmbH	Germany

Cabot India Limited	India

P.T. Cabot Indonesia	Indonesia

Cabot Italiana S.p.A.	Italy

Aizu Holdings K.K.	Japan

Cabot Asia Kumiai	Japan

Cabot Japan K.K.	Japan

Subsidiary	State/Jurisdiction of Incorporation
Cabot Supermetals K.K.	Japan

Cabot Korea Y.H.	Korea

Cabot Luxembourg Holdings S.a.r.l.	Luxembourg

Cabot Luxembourg Investments S.a.r.l.	Luxembourg

Cabot Luxembourg Finance S.a.r.l.	Luxembourg

Cabot Asia Sdn. Bhd.	Malaysia

Cabot Elastomer Composites Sdn Bhd.	Malaysia

Cabot Materials Research Sdn Bhd.	Malaysia

Cabot Malaysia Sdn. Bhd.	Malaysia

CMHC, Inc.	Mauritius

Cabot Specialty Fluids (Singapore) Pte. Ltd.	Singapore

Cabot S.A.	Spain

Cabot International GmbH	Switzerland

Cabot B.V.	The Netherlands

Cabot Finance B.V.	The Netherlands

Black Rose Investments Limited	British Virgin Islands

Dragón Verde Investments Limited	British Virgin Islands

AHB Investments Limited	British Virgin Islands

HDF Investments Limited	British Virgin Islands

Ramaai Holdings Limited	British Virgin Islands

Botsel Limited	United Kingdom (England)

Cabot Carbon Limited	United Kingdom (England)

Cabot G.B. Limited	United Kingdom (England)

Cabot Plastics Limited	United Kingdom (England)

Cabot U.K. Limited	United Kingdom (England)

Cabot UK Holdings Limited	United Kingdom (England)

Cabot UK Holdings II Limited	United Kingdom (England)

Cabot UK Holdings III Limited	United Kingdom (England)

Cabot Specialty Fluids Limited	United Kingdom (Scotland)

Cabot Specialty Fluids North Sea Limited	United Kingdom (Scotland)

BCB Company	Delaware, United States

Cabot Asia Investment Corporation	Delaware, United States

Cabot Ceramics, Inc.	Delaware, United States

Cabot Corporation Foundation, Inc.	Massachusetts, United States

Cabot CSC Corporation	Delaware, United States

Cabot Europe Limited	Delaware, United States

Subsidiary	State/Jurisdiction of Incorporation
Cabot Holdings LLC	Delaware, United States

Cabot Insurance Co. Ltd. (Vermont)	Vermont, United States

Cabot International Limited	Delaware, United States

Cabot International Capital Corporation	Delaware, United States

Cabot International Services Corporation	Massachusetts, United States

Cabot Specialty Chemicals, Inc.	Delaware, United States

Cabot Specialty Fluids, Inc.	Delaware, United States

CDE Company	Delaware, United States

Energy Transport Limited	Delaware, United States

Cabot US Finance LLC	Delaware, United States

Cabot US Investments LLC	Delaware, United States

Kawecki Chemicals, Inc.	Delaware, United States

Representaciones 1, 2 y 3 C.A.	Venezuela

Valores Ramaai C.A.	Venezuela

Cabot Performance Products FZE	Dubai, United Arab Emirates